Exhibit (a)(i)(B)

SCHEDULE A
Dated FEBRUARY 1, 2026
TO
SECOND Amended and Restated AGREEMENT AND DECLARATION OF TRUST
OF
FUNDVANTAGE TRUST

SCHEDULE OF Series AND CLASSES

mutual Fund Series

Mutual Fund Series		Classes	Creation Date
1.	Private Capital Management Value Fund	Class A/Class C/Class I/Class R	December 11, 2009
2.	Pacific Capital Tax-Free Securities Fund	Class Y	February 9, 2010
3.	Pacific Capital Tax-Free Short Intermediate Securities Fund	Class Y	February 9, 2010
4.	Polen Growth Fund	Class A1/Class C1/Class T2/Investor Class3,4/Institutional Class	March 26, 2010
5.	EIC Value Fund	Class A/Class C/Institutional Class/Retail Class[5]	December 15, 2010
6.	Gotham Absolute Return Fund	Institutional Class	August 24, 2012
7.	Gotham Enhanced Return Fund	Institutional Class	March 21, 2013
8.	Gotham Neutral Fund	Institutional Class	June 3, 2013
9.	Pacific Capital U.S. Government Money Market Fund[7]	Institutional Class/Investor Class[8]	September 24, 2013
10.	Polen Global Growth Fund [9]	Class A/Class C/Class T2/Institutional Class/Investor Class[4]	March 21, 2014
11.	Gotham Total Return Fund	Institutional Class	December 17, 2014
12.	Gotham Index Plus Fund[10]	Institutional Class/Class R611/Investor Class[9]	January 8, 2015
13.	Gotham Large Value Fund[12]	Institutional Class	September 17, 2015
14.	Polen International Growth Fund	Class A/Class C/Class T2/Institutional Class/Investor Class	September 28, 2016
15.	Gotham Enhanced S&P 500 Index Fund	Institutional Class	December 30, 2016
16.	Polen 5Perspectives Small Growth Fund[13]	Investor Class/Institutional Class/Class Y14	June 26, 2017
17.	Polen Emerging Markets Growth Fund[15]	Investor Class/Institutional Class	September 24, 2019
18.	Ambrus Core Bond Fund[16]	Institutional Class/Investor Class	September 21, 2021
19.	Ambrus Tax-Conscious California Bond Fund[16]	Institutional Class/Investor Class	September 21, 2021
20.	Ambrus Tax-Conscious National Bond Fund[16]	Institutional Class/Investor Class	September 21, 2021
21.	Polen Opportunistic High Yield Fund	Investor Class/Institutional Class/Class Y	February 27, 2023

[1]	On December 18, 2013, Class A Shares and Class C were added.
[2]	On December 19, 2016, Class T shares were added.

[3]	On June 11, 2010, Investor Class Shares were added.
[4]	Prior to September 1, 2015, Investor Class Shares were known as Retail Class Shares.
[5]	On March 24, 2011, Class C and Retail Class were added.
[6]	On June 20, 2013, Institutional Class Shares were added.
[7]	Prior to March 21, 2014, the Pacific Capital U.S. Government Money Market Fund was known as the “BOH Government Money Market Fund.”
[8]	On March 15, 2018, Investor Class shares were added.
[9]	Prior to September 23, 2014, Polen Global Growth Fund was known as the “Polen Capital Global Growth Fund.”
[10]	Prior to March 25, 2015, Gotham Index Plus Fund was known as the “Gotham Index 500 Plus Fund.”
[11]	On June 22, 2017, Class R6 shares were added.
[12]	Prior to September 22, 2015, Gotham Institutional Value Fund was known as the “Gotham Large Value Fund” and prior to August 31,2018, Gotham Large Value Fund was known as the “Gotham Institutional Value Fund.”
[13]	Prior to January 9, 2026, Polen 5Perspectives Small Growth Fund was known as the “Polen U.S. Small Company Growth Fund.”
[14]	On January 26, 2021, Class Y shares were added.
[15]	Prior to March 13, 2023, the Polen Emerging Markets Growth Fund was known as the Polen Global Emerging Markets Growth Fund
[16]	On June 21, 2022, Investor Class shares were added; and prior to June 21, 2022 the Ambrus Core Bond Fund, Ambrus Tax-Conscious California Bond Fund and Ambrus Tax-Conscious National Bond Fund, were known as the Whittier Core Bond Fund, Whittier California Tax-Conscious Bond Fund, and Whittier National Tax-Conscious Bond Fund, respectively.

ETF Series:

ETF Series		Creation Date
1.	Polen Floating Rate Income ETF	December 2, 2024
2.	Polen High Income ETF	December 2, 2024
3.	Polen Focus Growth ETF	March 10, 2025
4.	Polen 5Perspectives Small-Mid Growth ETF[1]	September 11, 2025
5.	Polen Euro High Yield Bond ETF[2]	December 2, 2025
6.	Polen 5Perspectives Growth Opportunities ETF[2]	December 2, 2025
7.	Polen 5Perspectives Large Growth ETF[2]	December 2, 2025

[1]	Prior to January 9, 2026, Polen 5Perspectives Small-Mid Growth ETF was known as the “Polen U.S. SMID Cap Growth ETF.”
[2]	Prior to February 1, 2026, Polen Euro High Yield Bond ETF was known as the “Polen European High Yield ETF,” the Polen 5Perspectives Growth Opportunities ETF was known as the “Polen All Cap ETF,” and the Polen 5Perspectives Large Growth ETF was known as “Polen Large Cap ETF.”

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